Exhibit 99.1

SVB Financial Group Announces Redemption of 5.375% Senior Notes due 2020

SANTA CLARA, Calif. — November 15, 2019 — SVB Financial Group (“SVB”) (NASDAQ: SIVB) today announced that it will redeem all $350,000,000 aggregate principal amount of its 5.375% Senior Notes due 2020 (CUSIP No. 78486QAC5) (the “Notes”), on December 20, 2019 (the “Redemption Date”). The Notes will be redeemed at a redemption price equal to (1) the greater of (x) 100% of the principal amount of the Notes, and (y) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes, not including any portion of such payments of interest accrued as of the Redemption Date, discounted to the Redemption Date on a semiannual basis assuming a 360-day year consisting of twelve 30-day months, at an adjusted treasury rate to be calculated with reference to a United States Treasury security to be selected by the quotation agent in the manner described in the Notes, plus 45 basis points, plus, (2) in each case, accrued interest on the Notes to, but excluding, the Redemption Date.

SVB has instructed U.S. Bank National Association, as the trustee for the Notes, to distribute a Notice of Redemption to all registered holders of the Notes on November 15, 2019. Copies of such Notice of Redemption and additional information relating to the procedure for redemption of the Notes may be obtained from U.S. Bank National Association.

About SVB Financial Group

For more than 35 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial, investment and private banking, asset management, private wealth management, brokerage and investment services and funds management services to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at www.svb.com.

SVB Financial Group is the holding company for all business units and groups © 2019 SVB Financial Group. All rights reserved. SVB, SVB >, SVB Financial Group, Silicon Valley Bank, Make Next Happen Now and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVB Financial Group’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in SVB Financial Group’s forward-looking statements are reasonable, SVB Financial Group has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVB Financial Group’s control. SVB Financial Group’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVB Financial Group forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVB Financial Group does not intend, and undertakes no obligation, to update these forward-looking statements.

Investor Contacts:

Meghan O’Leary

Investor Relations

Silicon Valley Bank

moleary@svb.com

Media Contacts:

Eileen Nolan

Public Relations

Silicon Valley Bank

enolan@svb.com